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                        Consent of Independent Auditors


We consent to the inclusion in this Registration Statement (Form S-4), pertaining to 237,500 shares of Common Stock of CNB Financial Corporation, of our report dated January 7, 1999 with respect to certain financial statements of The First National Bank of Spangler and to the reference to us under the caption "EXPERTS" in the Prospectus/Proxy Statement included in the Registration Statement.


                                    /s/ Stokes Kelly & Hinds, LLC
                                    STOKES KELLY & HINDS, LLC


Pittsburgh, Pennsylvania
June 23, 1999



                                                   Exhibit 23B